Exhibit 99.1

ZYNGA NAMES DON MATTRICK CHIEF EXECUTIVE OFFICER

FOUNDER MARK PINCUS TO CONTINUE AS CHAIRMAN OF THE BOARD AND CHIEF PRODUCT OFFICER

SAN FRANCISCO, Calif. – July 1, 2013 – Zynga Inc. (NASDAQ: ZNGA), a leading provider of social game services, today announced that the Company has appointed Don Mattrick as Chief Executive Officer and a member of the Board of Directors, effective July 8, 2013. Mattrick has been at the forefront of the industry and brings more than 30 years of executive experience developing, building and managing profitable entertainment businesses. Mark Pincus, Zynga’s founding chief executive officer, remains Chairman of the Board of Directors and Chief Product Officer of the Company.

“Don is unique in the game business,” said Mark Pincus, Founder, Chairman and Chief Product Officer. “He can execute in multiple domains – hardware, software and network, and he’s been the person responsible for game franchises like ‘Need for Speed,’ ‘FIFA’ and ‘The Sims.’ He’s one of the top executives in the overall entertainment business and he’s a great coach who has inspired people to do their best work and build strong, productive teams. He deeply understands the value of a network and the importance of creating lifelong consumer relationships. He turned Xbox into the world’s largest console-gaming network, growing its installed base from 10 to 80 million and transformed that business from deep losses to substantial profits. And he has grown the Xbox Live player network from 6 to 50 million active members in 41 countries. Going forward, I’ll continue in my role as Chairman and Chief Product Officer. I’m excited to partner with Don and the rest of our team to return Zynga to its leadership role in inventing and growing Play as a core human experience.”

“In its short history, Zynga has redefined entertainment and brought social gaming to the mainstream. More than 1 billion people across web and mobile have installed Zynga games, and franchises like FarmVille and Words With Friends have become a part of people’s daily lives,” said Mattrick. “I joined Zynga because I believe that Mark’s pioneering vision and mission to connect the world through games is just getting started. Zynga is a great business that has yet to realize its full potential. I’m proud to partner with Mark to deliver high-quality, fun, social games wherever people want to play.”

Mattrick, 49, spent six years at Microsoft – the last three as president of the Interactive Entertainment Business. In that role, he was responsible for the team that grew Microsoft’s Xbox 360 global installed base by 700 percent to more than 75 million consoles. During his six-year tenure at Microsoft, Mattrick also oversaw businesses and services focused on consumer products that included the groundbreaking Kinect entertainment products and PC and mobile interactive entertainment.

Mattrick served as the president of Worldwide Studios at Electronic Arts. During his 15-year career at Electronic Arts, Mattrick helped develop and scale the company’s leading global game franchises and brands including “Need for Speed,” “FIFA” and “The Sims.” At age 17, Mattrick founded his first company, Distinctive Software, which was acquired by Electronic Arts in 1991.

“Mark took the lead in working with the entire board to recruit Don to Zynga,” said John Doerr, Member of the Zynga Board of Directors and General Partner at Kleiner Perkins Caufield & Byers. “All of us at Zynga – and no one more than Mark – are thrilled Don is joining our mission to connect the world through games. This is a win for the people who play our games, the talented employees who make them and the investors who believe in our long-term value. This also is a win for Mark, who can devote his full attention to conceiving and building the best social games in the world.”

Mattrick will report directly to the Board and was unanimously appointed CEO. Mattrick will join Pincus in a newly formed Executive Committee to manage the operations and affairs of the Company between Board meetings.

Second Quarter Conference Call

Zynga also announced that the Company will hold a conference call to discuss financial results for its second quarter on Thursday, July 25, 2013, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time), following the release of its financial results after the close of market. The live webcast of Zynga’s earnings conference call can be accessed at investor.zynga.com. Following the call, a replay of the webcast will be available through the website.

Additional Quotes for Media Use

“Don Mattrick joining Zynga as its CEO is a spectacular coup for the company, its shareholders and for Mark. There is not another executive in the world who could bring as much experience, knowledge and success in the gaming space. This is an incredible vote of confidence in the future prospects for Zynga. With Don as CEO, Mark will be free to focus his time developing transformative products for players.” –Jeffrey Katzenberg, Member of the Zynga Board of Directors and Chief Executive Officer and Director of DreamWorks Animation SKG.

“As a founder, I know from experience that the right successor has the potential to massively accelerate the growth of a company. Don Mattrick’s strong track record demonstrates that he can balance big picture vision with world-class execution. His skills are highly complementary to Mark and I look forward to seeing their partnership in action.” – Reid Hoffman, Member of the Zynga Board of Directors and Executive Chairman and Co-Founder of LinkedIn Corporation.

“Don is an incredibly talented leader who plays to win. He is someone who’s constantly attracting great talent and coaching teams towards success. I’ve long admired the rigor and passion he brings to an industry that he, frankly, helped create. Don loves games and gives developers the freedom they need to surprise and delight players; but he also knows better than anyone that an innovative games company is a demanding and complex enterprise. Few people are up to that; Don is.” –Bing Gordon, Member of the Zynga Board of Directors and General Partner at Kleiner Perkins Caufield & Byers.

“Mark has been a phenomenal leader, founding and building a great company. He has an incredible feel for building exceptional products. Having spent time with Don, his understanding of the creative process coupled with his operating skill will make him a great partner for Mark.” –Bill Campbell, Chairman of the Board and former Chief Executive Officer of Intuit.

Don Mattrick Biographical Information

Don Mattrick will become the Chief Executive Officer of Zynga, joining the team on July 8, 2013, to further the company’s mission of connecting the world through games. As an industry-leading executive in entertainment, games and consumer products, Don has established himself during a 30-year career as a world-class leader of game, platform and team development.

Don, 49, spent six years at Microsoft – the last three as president of the Interactive Entertainment Business. In that role, he was responsible for the team that grew Microsoft’s Xbox 360 global installed base by 700 percent to nearly 75 million consoles and Xbox Live membership from 6 million to nearly 50 million subscribers in 41 countries. During his six-year tenure at Microsoft, Don also oversaw businesses and services focused on consumer products that included PC and mobile interactive entertainment and the groundbreaking Kinect entertainment products – which was released in November 2010 and set a Guinness World Record for fastest-selling consumer electronic device in the first 60 days. Don is widely recognized for transforming the Microsoft Interactive Entertainment Business from an operating loss into a sustained and profitable business.

Don also served as the president of Worldwide Studios at Electronic Arts. During his 15-year career at Electronic Arts, Don helped develop and scale the company’s leading global game franchises and brands including “Need for Speed,” “FIFA” and “The Sims.” Previously, he oversaw EA’s global studios and research and development in several major sites, including Redwood Shores, Calif. (Silicon Valley), Los Angeles, EA Tiburon in Florida, EA Canada in Vancouver, British Columbia, and Montreal, and EA U.K. in England. At age 17, Don founded his first company, Distinctive Software, which was acquired by Electronic Arts in 1991 and subsequently became EA Canada.

Fortune Magazine named Don one of the “Smartest People in Tech 2011,” highlighting his leadership in growing the Xbox business, including driving new consumer innovations such as Kinect. In May 2012, Don was named one of CNN Money’s top 10 brilliant technology visionaries.

Raised in Vancouver, British Columbia, Mattrick is married with two children. In acknowledgement of his role in building the interactive entertainment business in Canada and the active development of industry links with the University of British Columbia, Mattrick received the UBC Award as an Honorary Fellow from the Sauder School of Business and was awarded the highest honor Simon Fraser University can bestow, the Doctor of Laws. He has served on several public and private boards, including the advisory board for USC School of Cinematic Arts.

About Zynga Inc.

Zynga Inc. (ZNGA) is a leading provider of social game services with approximately 250 million monthly active users playing its games as of March 31, 2013, which include Zynga Poker, Words With Friends, Scramble With Friends, Gems With Friends, Draw Something, FarmVille 2, ChefVille, CityVille, Bubble Safari and Ruby Blast. Zynga’s games are available on a number of global platforms, including Facebook, Zynga.com, Apple iOS and Google Android. Zynga is headquartered in San Francisco, California. Learn more about Zynga at http://blog.zynga.com or follow us on Twitter and Facebook.

Contacts

Zynga

Dani Dudeck

dani@zynga.com

Stephanie Hess

shess@zynga.com

(415) 503-0303 press line

Forward-Looking Statement

This release contains forward-looking statements relating to, among other things, the appointment of Don Mattrick as our new Chief Executive Officer and as a member of our board of directors. These forward-looking statements are subject to a number of risks, uncertainties and assumptions. Our actual results could differ materially from those predicted or implied. More information about the risks Zynga faces is included in our quarterly and annual reports filed with the SEC, copies of which may be obtained at http://investor.zynga.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release. We assume no obligation to update such statements.

Disclosure Using Social Media Channels

Zynga announces material information to its investors using SEC filings, press releases, public conference calls, webcasts and social media channels. Zynga encourages investors, the media, players and others interested in Zynga to review the information posted on the company blog (http://zyngablog.typepad.com/zynga/), the company Facebook site (https://facebook.com/Zynga) and the company twitter account (https://twitter.com/Zynga). Investors, the media, players or other interested parties can subscribe to the company blog and twitter feed at the addresses listed above. Any updates to the list of social media channels Zynga will use to announce material information will be posted on the Investor Relations page of the company’s website at http://investor.zynga.com

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